UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
Check the appropriate box:
☑	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement
BROOKSIDE TECHNOLOGY HOLDINGS CORP.

(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
7703 North Lamar Boulevard, Suite 500
Austin, TX 78752
INFORMATION STATEMENT
(Dated February  , 2008)
     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE “ACTIONS”, DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT, IN LIEU OF A MEETING, OF SHAREHOLDERS WHO OWN A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK, SERIES A PREFERRED STOCK, AND SERIES B PREFERRED STOCK OF BROOKSIDE TECHNOLOGY HOLDINGS CORP, VOTING AS A SINGLE CLASS ON AN AS CONVERTED BASIS. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.
GENERAL
     This Information Statement is being furnished on or about the date first set forth above to the holders of record as of the close of business on February ___, 2008 (the “Record Date”) of the common stock, $0.001 par value per share (the “Common Stock”), the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock of Brookside Technology Holdings Corp., a Florida corporation (“we” or the “Company”), in connection with the following actions (the “Actions”):
1.	Increasing the number of shares of Common Stock that our Company is presently authorized to issue from 250,000,000 to 500,000,000; and

2.	Amending our Company’s Articles of Incorporation, with the only amendment being to increase the number of presently authorized shares of Common Stock as set forth above (the “Amendment”).
     The elimination of the need for a meeting of shareholders to approve this action is made possible by Section 607.0704 of the Florida Business Corporation Act, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities.
     Our Board of Directors unanimously approved the increase in the number of authorized shares of the Company and the Amendment. Florida law requires us to obtain approval from our shareholders to amend our Articles of Incorporation to increase the number authorized shares. Accordingly, we obtained the written consent of at least a majority of our shareholders approving these actions and are mailing this information statement disclosing that we obtained this consent to our remaining shareholders.
     Pursuant to Section 607.0704 of the Florida Business Corporation Act, we are required to provide prompt notice of the taking of the corporate action without a meeting of shareholders to all shareholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement will be mailed on or about February___, 2008 to shareholders of record on the Record Date, and is being delivered to inform you of the corporate Actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter’s rights are afforded to our shareholders under Florida law as a result of the adoption of the Actions.
     The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.
     The offices of our Company are located at 7703 North Lamar Boulevard, Suite 500, Austin, TX 78752 and our Company’s telephone number is (512) 692-2100.
     1. INCREASE IN NUMBER OF AUTHORIZED SHARES
     Our Company intends to increase the number of shares of our Common Stock that we are authorized to issue. Our Company believes that this increase in the number of authorized shares is appropriate and in the best interests of our Company. Such increase in the number of shares could facilitate, among other things, issuing shares of our Company’s Common Stock in order to (i) raise capital to finance potential acquisitions, (ii) issue shares of our Common Stock directly to seller(s) in potential acquisitions, (iii) raise capital to refinance all or a portion of our existing indebtedness and/or (iv) raise capital to provide general working capital. The increase will also allow us to have sufficient shares available for issuance upon the exercise of all outstanding options and warrants and the conversion of all outstanding convertible debt and preferred stock into Common Stock. The increase in the number of authorized shares of our Common Stock will become effective upon our Company’s filing of the Amendment, described below, with the Florida Department of State. Our Company presently has no plans, proposals or arrangements to issue any of the authorized shares of Common Stock that would be newly available for any specific purpose, including future acquisitions and/or financings, other than upon the exercise of currently outstanding options and warrants and the conversion of outstanding convertible debt and preferred stock into Common Stock.
     Since the number of authorized shares of our Common Stock will be increased to 500,000,000, the issuance in the future of such authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.
     Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. The increase in authorized Common Stock may make it more difficult for, prevent or deter a third party from acquiring control of our Company or changing our Board and management, as well as inhibit fluctuations in the market price of our Company’s shares that could result from actual or rumored takeover attempts. However, the proposed increased in our authorized Common Stock is not the result of any such specific effort; rather, as indicated above, the purpose of the increase in the authorized Common Stock is to provide our Company’s management with the ability to issue shares for future acquisition, financing and operational possibilities, as well as upon the exercise of currently outstanding options and warrants and the conversion of currently outstanding convertible debt and preferred stock into Common Stock, and not to construct or enable any anti-takeover defense or mechanism on behalf of our Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent Shareholders, our Company presently has no intent or plan to employ any additional authorized shares as an anti-takeover device.
     As summarized below, provisions of our Company’s Articles of Incorporation and By-laws and applicable provisions of the Florida Business Corporation Act may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our Company or changing our Board and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in our Company’s control or in our management.
     Undesignated Preferred Stock. Our Company’s Articles of Incorporation currently authorizes issuance of up to 50,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our Board. Our Board can also fix the number of shares constituting a series of preferred stock, without any further vote or action by our Company’s shareholders. The existence of undesignated preferred stock with voting, conversion or other rights or preferences, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of (i) delaying or preventing a change in control, (ii) causing the market price of our Company’s Common Stock to decline or (iii) impairing the voting power and other rights of the holders of our Company’s Common Stock. As of the Record Date, 5,175,322 shares of such preferred stock were issued and outstanding, leaving over 44,000,000 shares of preferred stock for future issuance.
     No Cumulative Voting. Our Company’s Articles of Incorporation and By-laws do not provide for cumulative voting in the election of directors. The combination of the present ownership by a few Shareholders of a significant portion of our Company’s issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other Shareholders to replace our Company’s Board or for another party to obtain control of our Company by replacing our Board.
     Affiliated Transactions Statute. Section 607.0901, or the “affiliated transactions statute,” of the Florida Business Corporation Act (“FBCA”) generally prohibits a Florida corporation from engaging in an “affiliated transaction” with an “interested shareholder,” unless the affiliated transaction is approved by a majority of the disinterested directors or by the affirmative vote of the holders of two-thirds of the voting shares other than the shares beneficially owned by the interested shareholder, the corporation has not had more than 300 shareholders of record at any time for three years prior to the public announcement relating to the affiliated transaction or the corporation complies with certain statutory fair price provisions. Subject to certain exceptions, under the FBCA an “interested shareholder” is a person who beneficially owns more than 10% of the corporation’s outstanding voting shares. In general terms, an “affiliated transaction” includes: (i) any merger or consolidation with an interested shareholder; (ii) the transfer to any interested shareholder of corporate assets with a fair market value equal to 5% or more of the corporation’s consolidated assets or outstanding shares or representing 5% or more of the corporation’s earning power on net income; (iii) the issuance to any interested shareholder of shares with a fair market value equal to 5% or more of the aggregate fair market value of all outstanding shares of the corporation; (iv) any reclassification of securities or corporate reorganization that will have the effect of increasing by more than 5% the percentage of the corporation’s outstanding voting shares beneficially owned by any interested shareholder; (v) the liquidation or dissolution of the corporation if proposed by any interested shareholder; and (vi) any receipt by the interested shareholder of the benefit of any loans, advances, guaranties, pledges or other financial assistance or any tax credits or other tax advantages provided by or through the corporation.

     Control Share Acquisition Statute. Section 607.0902, also known as the “Control Share Statute,” prohibits an acquiring person who makes a “control share acquisition” of shares of an “issuing public corporation” from exercising voting rights for any “control shares” unless (i) the corporation’s articles of incorporation or bylaws provide that the Control Share Statute does not apply to control share acquisitions of the corporation’s shares, (ii) the acquisition is consummated under certain circumstances, including an acquisition of shares approved by the issuing public corporation’s board of directors, or (iii) such voting rights are conferred by the affirmative vote of a majority of the issuing public corporation’s disinterested shareholders at a meeting or by written consent of such shareholders. A “control share acquisition” is defined as the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. “Control shares” are shares that, except for the Control Share Act, would have voting power with respect to shares of an issuing public corporation that, when added to all other shares of the issuing public corporation owned by a person or in respect to which that person may exercise or direct the exercise of the voting power, would entitle that person, immediately after the acquisition of the shares, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power: (a) 20% or more but less than 33-1/3% of all voting power, (b)33-1/3% of more but less than a majority of all voting power, and (c) a majority or more of all voting power. All shares, the beneficial ownership of which is acquired within 90 days before or after the date of acquisition of beneficial ownership of shares which would result in a control share acquisition, and all shares the beneficial ownership of which is acquired pursuant to a plan to make a control share acquisition, are deemed to have been acquired in the same acquisition. An “issuing public corporation” means a corporation that has (1)its principal place of business, principal office or substantial assets in Florida, (2) 100 or more shareholders, and (3) either (x) more than 10% of its shareholders resident in Florida, (y) more than 10% of its shares owned by residents of Florida, or (z) 1,000 shareholders resident in Florida.
     2. AMENDING ARTICLES OF INCORPORATION
     Our Company intends to file with the Florida Department of State the Articles of Amendment to the Articles of Incorporation, in the form attached hereto as Exhibit A (the “Amendment”), approximately twenty-one (21) days after the mailing of our Company’s definitive Information Statement on this Schedule 14C to all shareholders of our Company on the Record Date (such 21st day being the “Effective Date”). The only amendment to our Company’s Articles of Incorporation will be with respect to the increase of the number of authorized shares of Common Stock of our Company from 250,000,000 to 500,000,000.
     The increase in the number of authorized shares of our Company’s Common Stock evidenced by the proposed Amendment may have an anti-takeover effect requiring disclosure and discussion under Release No. 34-15230, as disclosed elsewhere in this Information Statement under “Increase in Number of Authorized Shares.”

     For further information about us, you may read annual and special reports and other information we file with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090. The Commission maintains a web site (www.sec.gov) that contains the reports, proxy and information statements and other information regarding companies that file electronically with the Commission such as us.

Dated: February ___, 2008	By order of the Board of Directors,

Michael Nole, Director

EXHIBIT A
(FORM OF)
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
BROOKSIDE TECHNOLOGY HOLDINGS CORP.
(Document Number P07000069362)
     Pursuant to the provisions of Chapter 607, Florida Statutes, BROOKSIDE TECHNOLOGY HOLDINGS CORP. (the “Corporation”) has adopted the following Articles of Amendment to its Articles of Incorporation.
     FIRST: The name of the Corporation is: BROOKSIDE TECHNOLOGY HOLDINGS CORP.
     SECOND: The following amendment to the Articles of Incorporation was adopted by the Corporation:
     Article IV, Section A in its entirety, of the Articles of Incorporation of the Corporation, shall be and hereby is revoked, declared null and void and of no further effect and, in lieu thereof, the following Article IV, Section A is adopted, approved and ratified:
ARTICLE IV
CAPITAL STOCK
     A. General
     The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is Five Hundred Fifty Million (550,000,000) shares, consisting of (i) Five Hundred Million (500,000,000) shares of Common Stock, $.001 par value per share (the “Common Stock”), and (ii) Fifty Million (50,000,000) shares of Preferred Stock, $.001 par value per share (the “Preferred Stock”).
     THIRD: The foregoing Amendment was approved and adopted by the shareholders of Corporation on February ___, 2008. The number of votes cast for the approval and adoption of the Amendment was sufficient for approval.
     IN WITNESS WHEREOF, the undersigned, Chief Executive Officer of the Corporation, has executed these Articles of Amendment this ___day of March 2008.

BROOKSIDE TECHNOLOGY HOLDINGS CORP.
By:
Michael Nole, Chief Executive Officer

A-1